Exhibit 21.01
Subsidiaries of the Registrant

1-800-Tow Truck, Inc. (NJ)	Yovelle Renaissance Corporation (DE)

225 Old NB Road Inc. (NJ)	Zero Dinero, Inc. (DE)

226 Old NB Road, Corp. (NJ)	60 Park Place Associates, LLC (DE)

60 Park Place Holding Company Inc. (NJ)	Alternative Telecom LLC (DE)

Altom Associates, Inc. (NJ)	Blue Stripe Shirt, LLC (DE)

Amerimax Corporation (PA)	Digital Production Solutions LLC (DE)

AVWAY.COM, INC. (NJ)	Executive Union Telecard, L.L.C. (NJ)

Beltway Acquisition Corporation (DE)	Flics, LLC (DE)

Blue Sky Software, Inc. (NJ)	Free4All, L.L.C. (DE)

Brix Communications Corp. (DE)	Halifax Investments, LLC (DE)

BRX, Inc. (DE)	IDT 225 Old NB Road, LLC (DE)

Chattle, Inc. (DE)	IDT 226 Old NB Road, LLC (DE)

ClicAqui, Inc. (NJ)	IDT Advanced Communication Services, LLC (NJ)

Continect, Inc. (NJ)	IDT America of Virginia, LLC (DE)

CTM Brochure Display, Inc. (NY)	IDT Broadband, LLC (DE)

CTM Brochure Display Minnesota, Inc. (MN)	IDT Callback, LLC (DE)

CTM Brochure Display Missouri, Inc. (MO)	IDT Domestic-Union LLC (DE)

CTM Southeast, L.C. (FL)	IDT Telecom, LLC (DE)

DOTCOM Productions, Inc. (DE)	IT Network Distribution LLC (DE)

Dipchip Corp. (NY)	IT Stock, LLC (DE)

Doublestone Computing Enterprises, Inc. (NJ)	King Telecom, LLC (DE)

ENGRY, Inc. (DE)	Latin American Alliance for Education and Health, LLC (DE)

Entrix Telecom, Inc. (DE)	Nevada-Oscar, LLC (NV)

Webony.com, Inc. (DE)

Subsidiaries of the Registrant

FreeAtLast, Inc. (DE)	Union Communications LLC (NY)

FuturePix.com, Inc. (DE)	Union CT Telecom, L.L.C. (NJ)

Genie Interactive, Inc. (NJ)	Union Telecard Alliance, LLC (DE)

HJJ Corp. (DE)	Union Telecard Alliance Puerto Rico Corp. (Puerto Rico)

IDT Affiliate Finance Corporation (NV)	Union Telecard Arizona, LLC (Nevada)

IDT America, Corp. (NJ)	Union Telecom Texas LLC (TX)

IDT Broadcast & Media Holdings, Inc. (DE)	Winstar Communications, LLC (DE)

IDT Broadcast & Media Acquisition Corp. (DE)	Winstar Equipment, LLC (DE)

IDT Domestic Telecom, Inc. (DE)	Winstar Government Solutions, LLC (DE)

IDT Horizon GT, Inc. (DE)	Winstar Communications of Arizona, LLC (DE)

IDT International, Corp. (NJ)	Winstar of Delaware, LLC (DE)

IDT International Telecom, Inc. (DE)	Winstar of Georgia, LLC (DE)

IDT Internet Services, Inc. (DE)	Winstar of Hawaii, LLC (DE)

IDT Investments Inc. (NV)	Winstar Holdings, LLC (DE)

IDT J.V. Corp. (DE)	Winstar Holdings Management Company, LLC (DE)

IDT Leasing Inc. (DE)	Winstar of Indiana, LLC (DE)

IDT Media, Inc. (DE)	Winstar of Louisiana, LLC (DE)

IDT Nevada Corp. (NV)	Winstar of New Jersey, LLC (DE)

IDT Nevada Holdings, Inc. (NV)	Winstar of New York, LLC (DE)

IDT Services, Inc. (DE)	Winstar of Pennsylvania, LLC (DE)

IDT Telecom, Inc. (DE)	Winstar of Virginia, LLC (DE)

IDT Telecom Nevada Holdings, Inc. (NV)	Winstar of West Virginia, LLC (DE)

IDT Telecommunications, Inc. (DE)	Winstar Spectrum, LLC (DE)

IDT United, Inc. (DE)	Winstar Wireless, LLC (DE)

Telecard Network, L.L.C. (NJ)

Subsidiaries of the Registrant

IDT Venture Capital Corporation (DE)	Worldwide Intercom, LLC (DE)

IDT Venture Capital, Inc. (NV)	CTM Brochure Display Ltd. (Canada)

IDT Wireless, Inc. (DE)	Digital Production Solutions (Israel)

Impro-Structure, Inc. (NJ)	Direct Tel Dutch Holdings B.V. (Holland)

InterExchange, Inc. (DE)	Elmion Netherlands B.V. d/b/a International Discount Bandwidth (Holland)

International Coalition of Providers, Inc. (NJ)	HSJ Dutch Holdings B.V. (Holland)

International Digital Networks, Inc. (NJ)	IDT Austria GmbH (formerly IDT Telecommunications GmbH) (Austria)

Internet Online Services, Inc. (NJ)	IDT Corporation Representative Office (Philippines)

Least Cost Routing Exchange, Inc. (NJ)	IDT Corporation de Argentina Spa (Argentina)

Lou Moustafina, Inc. (NJ)	IDT Dutch Holdings B.V. (Holland)

Media Response, Inc. (NJ)	IDT Europe B.V.B.A. (Belgium)

Microwave Services, Inc. (DE)	IDT Europe B.V.B.A. Foreign Qualification: Puerto Rico Branch

Mikulynec Associates, Inc. (NJ)	IDT France SARL (France)

New World Telecommunications, Corp. (NJ)	IDT Germany GmbH (Germany)

Nubill.com, Inc. (DE)	IDT Global Limited (UK)

Nuestra Voz Direct Inc. (DE)	IDT Inter Direct Tel Sweden A.B. (Sweden)

Phone Depot, Inc. (NJ)	IDT Italia S.r.L. (Italy)

Phonemax, Inc. (DE)	IDT Netherlands B.V. (Holland)

Phonetics, Inc. (NJ)	IDT Peru Srl (Peru)

Rock Enterprises, Inc. (NJ)	IDT Phone Cards Ireland Limited (formerly Elverum Ltd.) (Ireland)

SDTR, Inc. (DE)	IDT Spain S.R.L. (Spain)

IDT Switzerland GmbH

Subsidiaries of the Registrant

Serafin, Inc. (NV)	NewPhone Dutch Holdings B.V. (Holland)

Shmuelco Equipment, Corp. (NJ)	Pre-Paid Cards B.V.B.A. (Belgium)

Sports Final Radio Network, Inc. (MA)	SPD Dutch Holdings B.V. (Holland) (formerly Nicodama Beheer I B.V.) (Netherlands)

TalkAmerica Radio Network, Inc. (DE)	SPD Dutch Holdings B.V. Foreign Qualification: Puerto Rico Branch

TNLY, Inc. (DE)	SPD Puerto Rico Corp.

Try, Inc. (DE)	SPP International Corp.

TV.TV, Inc. (DE)	STA Dutch Holdings B.V. (Holland)

IDT Telecom Corporation Israel Ltd. (Israel)	Strategic Dutch Holdings B.V. (Holland)

IDT Telecommunications Limitada (Chile)	TimeTel Dutch Holdings B.V. (Holland)

International Discount Telecommunications de Mexico, S. de R.L. de C.V. (Mexico)	TLL Dutch Holdings, B.V. (Holland)

MST Dutch Holdings, B.V. (Holland)	Upbrook – Consultores E Servicios Limitada (Madeira)

Worldtalk Dutch Holdings B.V. (Holland)